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                                                                    EXHIBIT 99.3


                 [FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT]


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                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                                 by and among


                         EDUCATION LOANS INCORPORATED,
                     a South Dakota nonprofit corporation,


                       STUDENT LOAN FINANCE CORPORATION,


                         EDUCATION LOANS INCORPORATED,
                            a Delaware corporation,

                                      and


                       FIRST BANK NATIONAL ASSOCIATION,
                                  as Trustee,

                   _______________________________________


                      Dated as of November _______, 1997

                   _______________________________________


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          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of November
_______, 1997 (this "Agreement"), is being entered into by and among EDUCATION LOANS INCORPORATED, a South Dakota nonprofit corporation (the "Original Issuer"), STUDENT LOAN FINANCE CORPORATION, a South Dakota corporation ("SLFC"), EDUCATION LOANS INCORPORATED, a Delaware corporation ("EdLinc"), and FIRST BANK NATIONAL ASSOCIATION, Minneapolis, Minnesota, a national banking association duly established and existing under the laws of the United States of America, as Trustee (the "Trustee") under a certain Indenture of Trust, as hereinafter described;

                             W I T N E S S E T H:

          WHEREAS, the Original Issuer and the Trustee have entered into an Indenture of Trust and a First Supplemental Indenture of Trust, each dated as of July 1, 1997 (such Indenture of Trust, as heretofore and hereafter supplemented and amended, including by such First Supplemental Indenture of Trust, being herein referred to as the "Indenture); and

          WHEREAS, pursuant to the Indenture, the Original Issuer has issued its Student Loan Asset-Backed Callable Notes, Series 1997-1 (together with any additional notes hereafter issued under the Indenture, the "Notes"), and has undertaken obligations with respect to the Notes, the proceeds thereof, assets acquired with such proceeds and certain other matters; and

          WHEREAS, the Original Issuer has entered into two Auction Agent Agreements, each dated as of July 1, 1997 (the "Auction Agent Agreements"), with the Trustee and Bankers Trust Company (the "Auction Agent"), under which it has undertaken obligations with respect to the Notes, the holding of auctions in respect thereof and certain other matters; and

          WHEREAS, the Original Issuer has entered into Student Loan Purchase Agreements with various Lenders, under which it has undertaken obligations with respect to the purchase of student loans thereunder and related matters; and

          WHEREAS, the Original Issuer has, in accordance with Section 150(d)(3) of the Internal Code of 1954, as amended, agreed to transfer to SLFC, and SLFC has, in turn, agreed to transfer to EdLinc, all of the Original Issuer's right, title and interest in and to (i) the Trust Estate under the Indenture, (ii) the Auction Agent Agreements and (iii) the Student Loan Purchase Agreements; and

          WHEREAS, in consideration for such transfers, SLFC and EdLinc have each, in turn, agreed to assume all of the Original Issuer's obligations under the

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Indenture, the Notes, the Auction Agent Agreements and all Student Loan Purchase
Agreements;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Original Issuer, SLFC and EdLinc agree as follows:

          Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture.

          Section 2. Assignment to SLFC. The Original Issuer hereby conveys, transfers and assigns to SLFC all of its right, title and interest in and to (i) the Trust Estate under the Indenture, (ii) the Auction Agent Agreements and
(iii) the Student Loan Purchase Agreements.

          Section 3. Assumption of Obligations by SLFC. SLFC hereby agrees to be bound, as successor to the Original Issuer, by all of the terms, covenants and conditions of the Indenture, the Notes, each Auction Agent Agreement and each Student Loan Purchase Agreement. SLFC hereby assumes, for the benefit of the Original Issuer, the Trustee, each Noteholder and each other party to the Auction Agent Agreements and Student Loan Purchase Agreements, all of the obligations of the Original Issuer under the Indenture, the Notes, each Auction Agent Agreement and each Student Loan Purchase Agreement from and after the date of this Agreement.

          Section 4. Release of Original Issuer. The Trustee hereby acknowledges and agrees that, upon the assumption by SLFC under Section 2 hereof, SLFC has become the successor to the Original Issuer as the Corporation under the Indenture and the Notes for all intents and purposes, and the Original Issuer has no further obligations or liabilities thereunder from and after the date of this Agreement.

          Section 5. Assignment to EdLinc. SLFC hereby conveys, transfers and assigns to EdLinc all of its right, title and interest in and to (i) the Trust Estate under the Indenture, (ii) the Auction Agent Agreements and (iii) the Student Loan Purchase Agreements.

          Section 6. Assumption of Obligations by EdLinc. EdLinc hereby agrees to be bound, as successor to SLFC and the Original Issuer, by all of the terms, covenants and conditions of the Indenture, the Notes, each Auction Agent Agreement and each Student Loan Purchase Agreement. EdLinc hereby assumes, for the benefit of SLFC, the Trustee, each Noteholder and each other party to the Auction Agent Agreements and Student Loan Purchase Agreements, all of the obligations of SLFC and the Original Issuer under the Indenture, the Notes, each

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Auction Agent Agreement and each Student Loan Purchase Agreement from and after the date of this Agreement.

          Section 7. Release of SLFC. The Trustee hereby acknowledges and agrees that, upon the assumption by EdLinc under Section 4 hereof, EdLinc has become the successor to SLFC and the Original Issuer as the Corporation under the Indenture and the Notes for all intents and purposes, and neither the Original Issuer or the SLFC has any further obligation or liability thereunder from and after the date of this Agreement.

          Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota applicable to agreements made and to be performed in such state, it being understood that the corporate powers and legal capacity of EdLinc shall be construed and interpreted in accordance with the laws of the State of Delaware.

          Section 9. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

          Section 10. Benefits. Nothing herein, express or implied, shall give to any person, other than the Trustee, acting on behalf of the beneficial owners of the Notes, the Auction Agent under each Auction Agent Agreement, the Lender under each Student Loan Purchase Agreement and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

          Section 11.  Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by duly authorized representatives of the parties hereto.

          (b) Failure of a party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          Section 12. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of each of the Original Issuer, SLFC, EdLinc and the Trustee. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties hereto, which consents shall not be unreasonably withheld.

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          Section 14.  Execution in Counterparts.  This Agreement may be
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                                 EDUCATION LOANS INCORPORATED,
                                                  a South Dakota nonprofit
                                                  corporation


                                                 By:
                                                    ---------------------------
                                                    Title:  President


                                                 STUDENT LOAN FINANCE
                                                   CORPORATION



                                                 By:
                                                    ---------------------------
                                                    Title: President


                                                 EDUCATION LOANS INCORPORATED,
                                                    a Delaware corporation



                                                 By:
                                                    ---------------------------
                                                    Title: President


                                                 FIRST BANK NATIONAL
                                                   ASSOCIATION, as Trustee



                                                 By:
                                                    -----------------------
                                                    Title:  Trust Officer

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